Exhibit 24.1

POWER OF ATTORNEY

October 11, 2023

Each of the undersigned directors and officers of WEC Energy Group, Inc. (the “Company”), hereby severally constitutes and appoints Scott J. Lauber, Xia Liu, and Anthony L. Reese, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,000,000 shares of the Company’s common stock, par value $.01 per share, for issuance under the Company’s Stock Plus Investment Plan (the “Registration Statement”), and any and all amendments to the Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signatures and Titles:

/s/ Scott J. Lauber	/s/ Cristina A. Garcia-Thomas
Scott J. Lauber, President and Chieft Executive Officer, and Director – Principal Executive Officer	Cristina A. Garcia-Thomas, Director

/s/ Xia Liu	/s/ Maria C. Green
Xia Liu, Executive Vice President and Chief Financial Officer – Principal Financial Officer	Maria C. Green, Director

/s/ William J. Guc	/s/ Gale E. Klappa
William J. Guc, Vice President and Controller – Principal Accounting Officer	Gale E. Klappa, Executive Chairman of the Board and Director

/s/ Ave M. Bie	/s/ Thomas K. Lane
Ave M. Bie, Director	Thomas K. Lane, Independent Lead Director

/s/ Curt S. Culver	/s/ Ulice Payne, Jr.
Curt S. Culver, Director	Ulice Payne, Jr., Director

/s/ Danny L. Cunningham	/s/ Mary Ellen Stanek
Danny L. Cunningham, Director	Mary Ellen Stanek, Director

/s/ William M. Farrow III	/s/ Glen E. Tellock
William M. Farrow III	Glen E. Tellock, Director